SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of March 15, 2013, among CKE RESTAURANTS, INC., a Delaware corporation (as successor by merger to Columbia Lake Acquisition Corp., the “Company,”), the GUARANTORS party thereto (the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of July 12, 2010, providing for the issuance of the Company’s 11.375% Senior Secured Second Lien Notes due 2018 (the “Securities”), as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of July 12, 2010, among the Company, the Guarantors and the Trustee (the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture with respect to the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Securities) (the “General Requisite Consents”);

WHEREAS, Sections 9.02 and 11.04(a)(3) of the Indenture allow the release of Liens on property that constitutes all of the Collateral securing the obligations under the Securities (the “Collateral Release”) with the consent of the Holders of at least two-thirds in aggregate principal amount of the outstanding Securities (the “Collateral Release Requisite Consents” and, together with the General Requisite Consents, the “Requisite Consents”);

WHEREAS, the Company distributed an offer to purchase and consent solicitation statement dated March 1, 2013 (the “Statement”), in order to, among other things, subject to the terms and conditions set forth in the Statement, solicit consents (the “Consents”) from Holders to certain amendments to the Indenture and the Securities (the “Proposed Amendments”);

WHEREAS, the Holders of 98.24% in principal amount of the outstanding Securities have validly tendered Consents and not validly withdrawn their Consents to the adoption of the Proposed Amendments and the Collateral Release;

WHEREAS, having received the Requisite Consents from the outstanding Securities, pursuant to Section 9.02 of the Indenture, the Company, the Guarantors and the Trustee desire to amend the Indenture;

WHEREAS, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Second Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2. Effectiveness. This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company, the Guarantors and the Trustee; provided that the amendments to the Indenture set forth herein shall not be operative until all of the Securities that have been tendered and accepted for payment have been paid for in accordance with the terms of the Statement.

3. Amendments. (a) The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 4.02 (Reports and Other Information)

Section 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock)

Section 4.04 (Limitation on Restricted Payments)

Section 4.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries)

Section 4.06 (Asset Sales)

Section 4.07 (Transactions with Affiliates)

Section 4.08 (Change of Control)

Section 4.09 (Compliance Certificate)

Section 4.10 (Further Instruments and Acts)

Section 4.11 (Future Guarantors)

Section 4.12 (Liens)

Section 4.14 (Amendment of Security Documents)

Section 4.15 (After-Acquired Property)

Section 4.16 (Termination and Suspension of Certain Covenants)

Section 4.17 (Mortgages; Insurance)

Clauses (a)(iii), (a)(iv), and (a)(vi) of Section 5.01 (When Issuer May Merge or Transfer Assets)

Clauses (d), (e), (h), (i), (j) and (k) of Section 6.01 (Events of Default)

Section 6.12 (Waiver of Stay or Extension Laws)

Clauses (a)(ii), (a)(iii), (a)(iv), (a)(v), (a)(vi), and (a)(vii) of Section 8.02 (Conditions to Defeasance)

(b) Clauses (f) and (g) of Section 6.01 are hereby amended by deleting each instance of the phrase “or any Significant Subsidiary” in its entirety.

(c) Pursuant to Section 11.04(a)(3) of the Indenture, all of the Collateral shall be released from the Lien and security interest created by the Security Documents.

4. Approval of Amendments to, Restatements of or Termination of Certain Security Documents. Notwithstanding anything to the contrary, any amendments to, restatements of, or termination of, as applicable, the Security Documents and any related documents, including, but not limited to, any acknowledgements, side-letters, joinders and other agreements, in order to effectuate all of the transactions contemplated by the Collateral Release shall be permitted under the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

8. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

CKE RESTAURANTS, INC.

By:	/s/ Charles A. Seigel III

Name: Charles A. Seigel III
Title: Senior Vice President, Legal & Assistant Secretary

GUARANTORS:

AEROWAYS, LLC

By: CKE Restaurants, Inc.

its Sole Member

By:	/s/ Charles A. Seigel III

Name: Charles A. Seigel III
Title: Senior Vice President, Legal & Assistant Secretary

GUARANTORS:

BURGER CHEF SYSTEMS, INC.
HARDEE’S FOOD SYSTEMS, INC.
HED, INC.
FLAGSTAR ENTERPRISES, INC.
SPARDEE’S REALTY, INC.

By:	/s/ Charles A. Seigel III

Name: Charles A. Seigel III
Title: Senior Vice President, Legal & Assistant Secretary

GUARANTORS:

CARL KARCHER ENTERPRISES, INC.
GB FRANCHISE CORPORATION
CARL’S JR. REGION VIII, INC.
CKE REIT II, INC.
SANTA BARBARA RESTAURANT GROUP, INC.

By:	/s/ Charles A. Seigel III

Name: Charles A. Seigel III
Title: Senior Vice President, General Counsel & Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond Delli Colli

Name: Raymond Delli Colli
Title: Vice President